Exhibit 99.1

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY ANNOUNCES APPOINTMENT OF JESSE WEAVER AS CHIEF FINANCIAL OFFICER

BOWLING GREEN, KY – December 12, 2022 – Holley Inc. (NYSE: HLLY), the leading platform serving performance automotive enthusiasts, today announced the appointment of Jesse Weaver as the Company’s Chief Financial Officer. Mr. Weaver will succeed Stephen Trussell, who has served as the Company’s Interim Chief Financial Officer since September 30, 2022. Mr. Trussell will continue as the Company’s Vice President of Finance, a role he has held since 2009.

Mr. Weaver, who has nearly 20 years of experience in finance, strategy, and data analytics, will serve as a member of the executive leadership team and report directly to President and Chief Executive Officer, Tom Tomlinson. Most recently, Mr. Weaver served as Senior Vice President of Finance at SmileDirectClub (NASDAQ: SDC), a teledentistry company and direct-to-consumer provider of dental and orthodontics products. Prior to that role, he was Vice President of Financial Planning and Analysis at Dollar General (NYSE: DG). Before joining Dollar General, Mr. Weaver held multiple leadership positions in finance at Yum! Brands (NYSE: YUM) U.S. Pizza Hut division.

“We are very pleased to welcome Jesse as our CFO,” said Tom Tomlinson, Holley’s President and Chief Executive Officer. “He brings extensive global finance and accounting experiences across multiple industries and he has a proven track record of driving results.”

“I am excited to join Holley at this exciting time in the Company’s growth and development,” said Mr. Weaver. “I have gotten to know the entire management team and Board, and I am impressed with the team’s dedication to consumer engagement, new product innovation, and the commitment to become the most compelling platform in the performance automotive aftermarket space. I see a tremendous amount of opportunity for future value creation at Holley and I look forward to unlocking this potential for our shareholders.”

Jesse Weaver holds a Bachelor of Science in Finance from Belmont University and a Master of Business Administration from The University of Chicago Booth School of Business.

About Holley

Holley is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts.  Holley offers the largest portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability to recognize the anticipated benefits of the business combination with Empower LTD, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 2) costs related to the business combination and Holley becoming a public company; 3) disruptions to Holley's operations, including as a result of cybersecurity incidents; 4) changes in applicable laws or regulations; 5) the outcome of any legal proceedings that may be instituted against Holley; 6) general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine); 7) the possibility that Holley may be adversely affected by other economic, business and/or competitive factors; 8) Holley’s estimates of its financial performance; 9) the impact of the novel coronavirus disease pandemic and its effect on business and financial conditions; 10) our ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; and 11) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2022, and that are otherwise described or updated from time to time in Holley’s filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations Contact:
Ross Collins or Stephen Poe
Alpha IR Group
312-445-2870
HLLY@alpha-ir.com